Exhibit 99.1

LookSmart Reports Third Quarter 2003 Results

Revenues of $40.3 Million Increase 70% Year-Over-Year;

Company Raises 2003 Earnings Guidance

SAN FRANCISCO, Calif., October 28, 2003 — LookSmart (Nasdaq: LOOK; ASX: LOK), a global leader in search, today announced financial results for the third quarter ended September 30, 2003.

Financial Highlights

Revenue Grows 70%: LookSmart reported third quarter 2003 revenue of $40.3 million, representing a 70% increase from $23.8 million in the third quarter 2002 and a 5% increase from the second quarter 2003.

GAAP Net Income Increases to $1.9 Million: LookSmart’s GAAP net income was $1.9 million or $0.02 per diluted share for the quarter. This includes a non-cash charge of $1.5 million as a result of the variable accounting for repriced stock options. These results compare to a net loss of ($0.5) million or ($0.00) per share for the third quarter 2002, which included a $0.1 million charge due to variable accounting for repriced stock options.

“This quarter, we are introducing a new financial measure called Adjusted Net Income/Loss, which equates to GAAP Net Income/Loss excluding the charge or benefit due to stock compensation from variable stock options,” said Bill Lonergan, LookSmart’s chief financial officer. “We made this change to more fully comply with the SEC’s Regulation on Pro Forma disclosures, and going forward we will use this measure when discussing our financial outlook. As it relates to our previously provided guidance, our earnings results for the third quarter surpassed both our internal expectations and analyst consensus estimates.”

Adjusted Net Income Grows to $3.4 Million: LookSmart’s Adjusted Net Income was $3.4 million or $0.03 per diluted share for the quarter. This compares with an Adjusted Net Loss of ($0.7) million or ($0.01) per diluted share in the year-ago period.

Adjusted Net Income/Loss is not in accordance with, or an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. The Company has provided a clear reconciliation between GAAP Net Income and Adjusted Net Income and has presented the information previously reported together with the financial statements attached to this earnings release.

Paid Clicks Rise 87%: During the third quarter 2003, paid clicks grew to 224 million, up 87% from the third quarter 2002.

Distribution Costs: LookSmart’s average distribution costs were 54%, in line with the Company’s target range of 53%-55%. Distribution costs are expressed as a percentage of revenue.

“Revenues and earnings exceeded expectations during the third quarter and LookSmart grew its cash position by just under $4 million, exiting September with more than $61 million in cash and short-term investments,” said Jason Kellerman, LookSmart’s chief executive officer. “We are encouraged by our early progress in converting customers to our recently launched Sponsored Listings product, which taps the largest opportunity in paid search and enables the management of both bid for placement and paid inclusion programs from one integrated platform.”

“We are finalizing our go-forward plan of operations as we look past the conclusion of our MSN agreement in January 2004. LookSmart’s products, technology and advertiser base provide us with a number of exciting opportunities, and the management team and board of directors are working closely to implement our plans. We expect to begin communicating our strategic direction to employees and partners shortly, and we intend to provide investors with a mid-quarter update on our plans,” concluded Mr. Kellerman.

Corporate Updates

LookSmart recently:

•	Launched Sponsored Listings, the Company’s first bid-for-placement search listings product, which enables advertisers to precisely target their campaigns by bidding for the terms that are core to their business. LookSmart is currently distributing Sponsored Listings across a network that includes CNET, Road Runner, InfoSpace, LookSmart.com, and Mamma.com.

•	Announced that Microsoft will not renew its distribution and licensing agreement with LookSmart. The companies agreed to extend the terms of the current agreement through January 15, 2004, after which the agreement will terminate.

•	Named William Lonergan as chief financial officer. Mr. Lonergan, who formerly served as chief financial officer of Tacit Knowledge Systems and as a senior partner of KPMG, brings to LookSmart over 25 years of senior financial management experience for both public and private technology companies.

Business Outlook

LookSmart reiterated its fiscal 2003 revenue guidance of $147 to $152 million and raised its earnings outlook. The Company is raising its full-year Adjusted Net Income guidance from $4 to $5 million, as previously expected, to $8 to $9 million, excluding any restructuring charges. Distribution costs for the year are expected to remain in the range of 53% to 55% (expressed as a percentage of revenue).

For the fourth quarter 2003 LookSmart expects to report revenue of $38 to $39 million and approximately $1.3 to $2.3 million of Adjusted Net Income. The expected revenue decrease from the preceding quarter is primarily due to implementation changes by Microsoft to its search results in the United Kingdom.

This business outlook contains forward-looking statements describing management’s current expectations for the future. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed in the cautionary note below. As a result of these uncertainties, the Company’s actual results in the future may differ materially from management’s expectations. The guidance provided in this press release is based on limited information available to the Company at this time, and is subject to change. The Company does not provide all of its guidance on a GAAP basis because information relating to the variable accounting for repriced stock options is not accessible on a forward-looking basis and its probable significance is not determinable. Although management’s expectations may change after October 28, 2003, the Company undertakes no obligation to revise or update these statements.

Use of Non-GAAP Financial Information

Management believes that Adjusted Net Income/Loss is an appropriate measure of evaluating our operating performance because by excluding the impact of variable stock compensation, which we believe is not indicative of our core operating results, the users of the financial statements are provided with a valuable insight into our operating results. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET (9:00 a.m. Australian ET, October 29, 2003) to discuss its financial results.

To listen to the call from the U.S., dial 1-800-240-4186; from Australia, dial 1-800-730-220. A replay of the call will be available until Thursday, October 30, 2003, 5:00 p.m. PT. To access the replay from the U.S., dial 1-877-289-8525 and enter passcode 556022#; from outside the U.S., dial 1-303-590-3000 and enter passcode 556022#.

The call will also be available live by webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/.

About LookSmart

LookSmart helps businesses of all sizes harness the power of search to generate cost-effective sales leads. LookSmart search listings enable businesses to reach Internet users through top portals and ISPs including Microsoft’s MSN, Lycos, Road Runner, Cox Interactive Media, InfoSpace (Excite, Dogpile, MetaCrawler, WebCrawler), CNET’s Search.com and search services such as Inktomi. LookSmart is based in San Francisco, California, with offices in New York, Los Angeles, Montreal, London, Tokyo, Melbourne and Sydney. For more information, please visit www.LookSmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our projected revenues, earnings, Adjusted Net Income, and distribution costs as a percentage of revenues in 2003, other financial results, adoption and growth of our Sponsored Listings product, industry projections or other characterizations of future events or circumstances. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may not be able to cut costs enough to maintain profitability in future quarters, that we may fail to derive sufficient revenues from new and existing products to meet our financial projections, that our customers or distribution partners may decide to modify or terminate their relationships with us, that we may fail to achieve our customer growth rate and paid click projections because of unexpected changes in customer or user behavior or changes in our distribution network, that we will not restructure our business in a timely or cost-effective manner, or that we may have unexpected increases in costs and expenses. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

“LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Investor Contact:

Jennifer Jarman, The Blueshirt Group

jennifer@blueshirtgroup.com

415-217-7722

Media Contact:

Michael Prichinello, RLM Public Relations

michael@rlmPR.com

212-741-5106, ext. 14

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LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Listings	$36,700	$20,131	$100,778	$53,641
Licensing	3,600	3,635	11,331	11,135

Total revenues	40,300	23,766	112,109	64,776

Cost of revenues	20,016	9,933	55,471	22,969

Gross profit	20,284	13,833	56,638	41,807

Operating expenses:
Sales and marketing	6,007	4,364	17,636	15,800
Product development	8,396	5,108	23,337	17,288
General and administrative	3,393	2,794	9,999	7,784

Total operating expenses	17,796	12,266	50,972	40,872

Income from operations	2,488	1,567	5,666	935

Non-operating expenses	(347)	(2,035)	(826)	(6,577)

Income (loss) from continuing operations before income taxes	2,141	(468)	4,840	(5,642)

Income taxes & minority interest	(283)	1	(884)	(23)

Income (loss) from continuing operations	1,858	(467)	3,956	(5,665)

Extraordinary gain from dissolution of BTLS Joint Venture	—	—	202	—

Loss from discontinued operations	—	—	—	(972)

Net income (loss)	$1,858	$(467)	$4,158	$(6,637)

Net income (loss) per common share:

Basic net income (loss) per share
Income (loss) from continuing operations	$0.02	$(0.00)	$0.04	$(0.06)
Extraordinary gain	$—	$—	$0.00	$—
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$0.02	$(0.00)	$0.04	$(0.07)

Diluted net income (loss) per share
Income (loss) from continuing operations	$0.02	$(0.00)	$0.04	$(0.06)
Extraordinary gain	$—	$—	$0.00	$—
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$0.02	$(0.00)	$0.04	$(0.07)

Weighted average shares outstanding—basic	104,730	97,246	102,596	95,798
Weighted average shares outstanding—diluted	113,375	97,246	110,208	95,798

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LOOKSMART, LTD.

GAAP NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
GAAP to Adjusted Net Income Reconciliation:
GAAP Net income (loss)	$1,858	$(467)	$4,158	$(6,637)
Stock compensation related to variable options	1,525	(192)	2,549	166

Adjusted net income (loss)	$3,383	$(659)	$6,707	$(6,471)

Adjusted net income (loss) per share—basic	$0.03	$(0.01)	$0.07	$(0.07)
Adjusted net income (loss) per share—diluted	$0.03	$(0.01)	$0.06	$(0.07)

Weighted average shares outstanding—basic	104,730	97,246	102,596	95,798
Weighted average shares outstanding—diluted	113,375	97,246	110,208	95,798

Stock compensation related to variable options:
Cost of revenue	$(7)	$(5)	$(7)	$2
Sales and marketing	420	(64)	695	54
Product development	930	(71)	1,552	77
General and administrative	182	(52)	309	33

Total stock compensation related to variable options	$1,525	$(192)	$2,549	$166

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LOOKSMART, LTD.

SUPPLEMENTAL INCOME STATEMENT INFORMATION

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
GAAP Net income (loss)	$1,858	$(467)	$4,158	$(6,637)

Non-cash and non-recurring income statement items:
Depreciation	$1,557	$1,461	$4,443	$4,625
Amortization of intangibles	424	436	1,390	1,048
Amortization of deferred stock compensation	36	501	166	1,605
Stock compensation related to variable options	1,525	(192)	2,549	166
Non-operating expenses	347	2,035	826	6,577
Income taxes & minority interest	283	(1)	884	23
Extraordinary gain from dissolution of BTLS Joint Venture	—	—	(202)	—
Loss from discontinued operations	—	—	—	972

Total non-cash and non-recurring income statement items:	$4,172	$4,240	$10,056	$15,016

Non-cash charges by department:

Depreciation:
Cost of revenue	$40	$464	$310	$1,417
Sales and marketing	90	118	260	415
Product development	1,377	821	3,723	2,598
General and administrative	50	58	150	195

Total depreciation	$1,557	$1,461	$4,443	$4,625

Amortization of intangible assets:
Cost of revenue	$423	$345	$1,267	$774
Product development	1	91	123	274

Total amortization of intangible assets	$424	$436	$1,390	$1,048

Amortization of deferred stock compensation:
Sales and marketing	$4	$226	$39	$738
Product development	32	255	120	778
General and administrative	—	20	7	89

Total amortization of deferred stock compensation	$36	$501	$166	$1,605

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LOOKSMART, LTD

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Cash	$56,115	$47,696
Short-term investments	5,143	3,568

Total cash and short-term investments	61,258	51,264
Accounts receivable, net	21,269	15,852
Other current assets	3,338	3,914

Total Current Assets	85,865	71,030

Property, plant and equipment, net	8,600	9,404
Goodwill and intangibles, net	15,191	15,034
Other assets	6,156	5,086

Total Assets	$115,812	$100,554

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$111	$1,188
Accounts payable	1,736	3,333
Deferred Revenue	5,421	7,798
Other current liabilities	24,495	18,429

Total Current Liabilities	31,763	30,748

Long term liabilities	1,031	1,904

Total Liabilities	32,794	32,652

Total Equity	83,018	67,902

Total Liabilities and Stockholders’ Equity	$115,812	$100,554

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